CERTIFICATIONS
EXHIBIT 31
Certification Pursuant to Rule 13a-14(a)
Under the Securities Exchange Act of 1934
I, Doyle R. Simons, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Weyerhaeuser Company.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 9, 2015

/s/ DOYLE R. SIMONS
Doyle R. Simons President and Chief Executive Officer

I, Patricia M. Bedient, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Weyerhaeuser Company.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 9, 2015

/s/ PATRICIA M. BEDIENT
Patricia M. Bedient Executive Vice President and Chief Financial Officer